UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 5

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL GSM SOLUTIONS INC.

 (Exact name of registrant as specified in its charter)

Nevada	3990	98-0642269
(State of incorporation)	Primary Standard Industrial Classification Code Number	(I.R.S. Employer Identification No.)

204 West Spear Street Carson City NV 89703 Tel: (775) 636-6986, Fax: (775) 245-3048 (Address, including zip code, and telephone number, including area code, of registrants principal executive offices)	Corporate Services of Nevada 502 North Division Street, Carson City, NV 89703 (775) 883-3711 (Name, address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]

Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price
Common Stock:	3,000,000	$0.02	$60,000	$4.28

[1]   Estimated solely for purposes of calculating the registration fee under Rule 457.

        There is no current market for the securities. Although the registrant’s common stock has a par value of $0.001, the registrant    believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $0.02 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated July 30 , 2010

Prospectus

GLOBAL GSM SOLUTIONS INC.

3,000,000 Shares of Common Stock

$0.001 Par Value No Minimum

$0.02 per share

 Before this offering, there has been no public market for the common stock.

 We are offering on a best-efforts basis 3,000,000 shares of common stock at a price of $0.02 per share in a direct public offering, without any involvement of underwriters or broker-dealers. The offering does not require that we sell a minimum number of shares. There is no arrangement to place the proceeds from this offering in escrow, trust or similar account. The proceeds from the sale of the shares in this offering will immediately be payable to Global GSM Solutions Inc. and used in our operations. Funds will be held in our corporate bank account. As a result, creditors could attach the funds.

 The offering shall terminate on the earlier of (i) the date when the Company decides to do so, or (ii) when the offering is fully subscribed for.  We may, at our discretion, extend the offer up to an additional two (2) years from the date this offering is declared effective.

Our common stock will be sold by Gennady Fedosov, our officer and director.

Investing in our common stock involves risks. See "Risk Factors" starting at page 7.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Us
Per Share	$0.02	$0	$0.02
Maximum	$60,000	$0	$60,000

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is July 30 , 2010

SUMMARY OF OUR OFFERING

Our business

Global GSM Solutions Inc. was incorporated in the State of Nevada as a for-profit company on March 5, 2008 and established a fiscal year end of January 31. We do not have revenues, have minimal assets and have incurred losses since inception. We are a development-stage company formed to develop, manufacture, and distribute our product and services to the gaming and vending industry that allows remote monitoring of amusement and vending devices. Our product is intended to improve security, productivity, and profitability of devices such as arcade games, toy dispensing machines, redemption games and vending machines. To date, we have had limited operations. We have developed our business plan, and executed contract with XTEK., where we engage XTEK as an independent contractor for the specific purpose of developing a specialized Website and manufacture and supply GSM Devices for us.

Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Our principal executive office is located at 204 West Spear Street, Carson City NV 89703, and our registered agent for service of process is Corporate Services of Nevada, 502 North Division Street, Carson City NV 89703.

The offering

   Following is a brief summary of this offering:

Securities being offered	Up to 3,000,000 shares of common stock, par value $0.001.
Offering price per share	$0.02
Offering period

The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Net proceeds to us	$60,000
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working capital.
Number of shares outstanding before the offering	6,000,000
Number of shares outstanding after the offering if all of the shares are sold	9,000,000

Market for the common stock

There has been no market for our securities. Our common stock is not traded on any exchange or on the Over-the-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board. WE do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

     Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of April 30, 2010
(Unaudited)
Balance Sheet
Total Assets	$1,864
Total Liabilities	$1,865
Stockholders Deficit	$(1)

Period from March 5, 2008 (date of
inception) to April 30 , 2010
( Unaudited )
Income Statement
Revenue	$-
Total Expenses	$6,001
Net Loss	$(6,001)

RISK FACTORS

    An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

  We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

   We have not started our business. We need the proceeds from this offering to start our operations. If $60,000 is raised, this amount will enable us, after paying the expenses of this offering, to begin the process of locating, sourcing and negotiating with potential customers in gaming and vending industry, and manufacturing of our remote monitoring device. Upon the completion of the offering, we plan to expand our office and acquire the necessary equipment that we need to begin operations. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

   Our president, Mr Fedosov does not have any prior experience conducting a best-effort offering and as a result of this we may not be able to raise sufficient funds to continue operations successfully.

   Mr. Fedosov does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

Because our auditors have issued a going concern opinion, there is substantial uncertainty that we will continue operations in which case you could lose your investment.

     Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business.  As such we may have to cease operations and you could lose your investment.

We lack an operating history and have not generated any revenues or profit to date.  There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may have to cease operations.

     We were incorporated in March 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $6,001. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough customers who will buy our product. We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

If we are unable to successfully manage growth, our operations could be adversely affected

 Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Global GSM Solutions Inc. and held on our corporate bank account if the Subscription Agreements are in good order and the investor is accepted as an investor by the Company. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

     Because our directors and sole officer have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

     Our directors and sole officer will only be devoting limited time to our operations. Mr. Fedosov, our director and sole officer, intends to devote 30% of his business time to our affairs. Ms. Ivashenko, our director, will be devoting approximately 10% of her business time to our affairs. Because our directors and sole officer will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations. It is possible that the demands on Gennady Fedosov and Anna Ivashenko from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Fedosov and Ms. Ivashenko may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

Because our directors and sole officers will own 66.67% or more of our outstanding common stock, if maximum offering shares are sold, they will make and control corporate decisions that may be disadvantageous to minority shareholders.

If maximum offering shares will be sold, Mr. Fedosov and Ms. Ivashenko, our directors, will own 66,67% of the outstanding shares of our common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Fedosov and Ms. Ivashenko may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

   If Gennady Fedosov, our director and sole officer, should resign or die, we will not have a chief executive officer that could result in our operations suspending. If that should occur, you could lose your investment.

     We extremely depend on the services of our director and sole officer, Gennady Fedosov, for the future success of our business. The loss of the services of Mr. Fedosov could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

Because our management is inexperienced in operating Global GSM Solutions Inc.  business, our business plan may fail.

Our management does not have any specific training in running a remote controlling device business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

It is possible that our future products will be the subject of future patent litigation if the products are sold and installed in the United States and, if commenced, could subject us to continuing litigation costs and risks.

We introduce a new product in the market. It is possible that competitors developing, manufacturing or distributing similar product will bring one or more claims against us seeking damages, injunctive or other equitable relief, or both. We cannot predict the outcome of any present or future litigation that may occur. If our product incorporates technology that infringes the proprietary rights of third parties and we do not secure licenses from them, we could be liable for substantial damages that would cause a material reduction in revenues and impair our prospects for achieving growth and profitability.

In furtherance of the development of our services or products, we may need to acquire licenses for intellectual property to avoid infringement of third party rights or claims of infringement. These licenses may not be available on commercially reasonable terms, if at all. If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude the infringing technology. As a result, we would incur substantial costs and delays in product development, sales and shipments, our revenues may decline substantially and we may not be able to achieve the growth required for us to achieve profitability.

     If we do not attract customers, we will not make a profit, which ultimately will result in a cessation of operations.

We have no customers. We have not identified any customers and we cannot guarantee we ever will have any customers. Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

     Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

In the case of the company is dissolved, it is unlikely that there will be sufficient assets remaining to distribute to the shareholders.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company’s creditors are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

If new competitors enter the market and emulate our business model, our sales and profitability will be negatively impacted.

There is no assurance that there will not be future competition from other companies that could potentially enter the market and try to emulate our business model. This could result in a decrease in revenue, reduced operating margins and a loss of market share for us at a later date. To remain competitive in both revenue and access to resources and capital, we may be required to make substantial investments in our advertising, distribution network, and sales and marketing activities. In addition, in the event that competitors enter the marketplace, we might face pressure from competitors on the sales prices of our product and services, as well as from potential customers. As a result of any of these factors, there could be a material adverse effect on our sales and profitability.

 We may in the future issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 6,000,000 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

     We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

      We have no experience as a public company.

     We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Buyers will pay more for our common stock than the pro rata portion of the assets is worth; as a result, investing in our company may result in an immediate loss.

The offering price and other terms and conditions regarding the company’s shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. The arbitrary offering price of $0.02 per common share as determined herein is substantially higher than the net tangible book value per share of our common stock. Global GSM Solutions Inc. assets do not substantiate a share price of $0.02. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

When our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We do not have a market maker. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Our shares of common stock are subject to the “penny stock’ rules of the Securities and Exchange Commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the Over-the-Counter Bulletin Board after the Registration Statement relating to this prospectus is declared effective by the SEC. WE do not yet have a market maker who has agreed to file such application. If for any reason our common stock is not quoted on the Over-the-Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the share may have difficulties selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis-- no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. There is no assurance that we will raise the full $60,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 50% and 100% of the securities offered for sale in this offering by the company.

	$30,000	$60,000
Gross proceeds	$30,000	$60,000
Net proceeds	$30,000	$60,000

The net proceeds will be used as follows:

Website development and testing	$16,000	$16,000
Marketing and advertising	$2,000	$6,000
Establishing an office	$1,000	$5,000
Salaries/Commisions	$0	$10,000
Inventory of product	$2,000	$10,000
Legal, Audit and Accounting fees	$8,000	$8,000
Other Expenses	$1,000	$5,000

         Legal and Professional fees associated with this offering to be paid from the proceeds are $8,000. They consist of legal fees, audit fees and other accounting fess to keep the company current with its reporting obligations for the next 12 months. These fees do not include the fees disclosed in Part II under Item 13 which are the legal fees we incurred before filing our registration statement and which were already paid for by the funds from our directors.

   Upon the completion of this offering, we intend to expand our office and acquire the necessary equipment we need to begin operations. We estimate the cost to establish our office to be approximately $1,000 to $5,000. This will include set up of physical office space, furniture, telephone, fax and computer in order to operate our business. Also we are going to start marketing and advertising campaign. The campaign is estimated to be between $2,000 and $6,000. If we sell 100% of shares offered, we plan to hire sales associates whose job will be to advertise our business and our product. Estimated salaries and/or commission will be approximately $10,000.

Other expenses are miscellaneous expenses that may arise as a result of our day to day operations and are expected to be from $1,000 to $5,000.

  If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Gennady Fedosov, our President, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

    No proceeds will be used as direct or indirect payments to Mr. Fedosov and Ms. Ivashenko or their affiliates.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

- our lack of operating history

- the proceeds to be raised by the offering

- the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and

- our cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

     As of April 30, 2010, the net tangible book value of our shares of common stock was $(1) or approximately $ 0 per share based upon 6,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 9,000,000 shares to be outstanding will be $59,999 or approximately $0.0067 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0057 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.0067 per share.

     After completion of this offering, if 3,000,000 shares are sold, you will own 33.3% of the total number of shares then outstanding for which you will have made cash investment of $60,000, or $0.02 per share. Our existing stockholders will own 66.7% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000.00 or $0.001 per share.

If 50% of the Shares Are Sold

     Upon completion of this offering, in the event 1,500,000 shares are sold, the net tangible book value of the 7,500,000 shares to be outstanding will be $29,999, or approximately $0.004 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.003 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.004 per share.

     After completion of this offering you will own 20% of the total number of shares then outstanding for which you will have made cash investment of $30,000, or $0.02 per share. Our existing stockholders will own 80% of the total number of shares then outstanding, for which they have made contributions of cash totaling $6,000.00 or $0.001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.001
Net tangible book value per share before offering	$0
Potential gain to existing shareholders	$60,000
Net tangible book value per share after offering	$0.0067
Increase to present stockholders in net tangible book value per share
after offering	$0.0057
Capital contributions	$6,000
Number of shares outstanding before the offering	6,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	9,000,000
Percentage of ownership after offering	66.70%
Purchasers of Shares in this Offering if all 100% Shares Sold

Price per share	$0.02
Dilution per share	$0.0133
Capital contributions	$60,000
Number of shares after offering held by public investors	3,000,000
Percentage of capital contributions by existing shareholders	10%
Percentage of capital contributions by new investors	90%
Percentage of ownership after offering	33.3%
Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.02
Dilution per share	$0.016
Capital contributions	$30,000
Percentage of capital contributions by existing shareholders	20%
Percentage of capital contributions by new investors	80%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	20%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

The offering consists of a maximum of 3,000,000 shares of common stock to be sold by Global GSM Solutions Inc. at $0.02 per share.

This offering will be conducted on a best-efforts basis utilizing the efforts of our director and sole officer, Gennady Fedosov. Potential investors will include, but are not limited to, family, business associated, friends and acquaintances. The intended methods of communication include, without limitation, telephone and personal contact. In our endeavors to sell this offering, we do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.

    Mr. Fedosov does not have any experience conducting a best-effort offering. As a result, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, our business will suffer and your investment may materially adversely affected.

     Funds from this offering will be placed in our corporate bank account. This account is not an escrow, trust or similar account. Your subscription will be deposited in the company’s bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment. Investors do not have the right to withdraw invested funds.

     We intend to sell the shares in this offering through Gennady Fedosov, our director and sole officer. He will receive no commission from the sale of any shares. He will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

      3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Gennady Fedosov is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. He is and will continue to be our director and sole officer at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. He will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Mr. Fedosov will also distribute the prospectus to potential investors at the meetings, to business associates and to his friends and relatives who are interested in us and a possible investment in the offering.

     Management and affiliates thereof will not purchase shares in this offering to reach $60,000.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

      Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

    Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

    The offering shall terminate on the earlier of (i) the date when the sale of all 3,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 3,000,000 shares registered under the Registration Statement of which this Prospectus is part.  The Company may, at its discretion, extend the offering up to two (2) years from the date the offering was declared effective.

Procedures for Subscribing

The following are the summary of the material terms of the subscription agreement which is filed as an exhibit to this registration statement.

1. The agreement includes the price per share and the total amount of shares being purchased

2. Subscriber warrants to the company: a) He/She recognizes that the purchase of Shares involves a high degree of risk and can afford the loss of their entire investment; b) There is no current market for the Shares: c) Subscriber has received a copy of the prospectus.

3. Company warrants to the Subscriber that: a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.; b) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     If you decide to subscribe for any shares in this offering, you must

- execute and deliver a subscription agreement

- deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to Global GSM Solutions Inc.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

   This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we develop our website, and implement our marketing plan. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and begin our operations. Even if we raise $ 60,000 in this offering, we do not know how long the money will last, however, we do believe it will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced.  If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we do not obtain the maximum or less than 50% of the maximum proceeds, we may need to borrow additional funds to continue our business plan within next twelve months. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities of the development program. We plan to raise additional funding for development by way of a private debt or equity financing, but have not commenced any activities to raise such funds and have no current plans on how to raise such funds. If we experience such a shortage of funds prior to funding during the next 12 months, we may utilize funds from Gennady Fedosov, our President, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company

     If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $60,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

Plan of Operation

     We believe we can satisfy our cash requirements during the next 12 months.  If the need for cash arises before we complete our public offering, we may be able to borrow funds from our directors although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees. Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. We do not plan to begin significant business operations until we complete our public offering. Once we complete our public offering our specific business milestones are as follows:

ESTABLISH OUR OFFICE

Month 1-2

Expand our office and acquire the necessary equipment we need to begin operations. We believe that it will cost $1,000 to $3,000 to set up and obtain the necessary equipment to begin operations. Our director and sole officer will handle our administrative duties. A description of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

FINALIZE PRODUCT FEATURES AND FUNCTIONALITY

Month 2-4

Conclude our discussion with our supplier, XTEK in regards to technical aspects and the price of the GSM device. We will be checking component list and necessary technical features for the device. Although bulk of the discussion is done, there are minor details to finalize in regards to optimization of data delivery and minimizing data delivery cost and compatibility with various equipment types.

WEBSITE TEST AND DATA COST ANALYSIS

Month 4-6

GSM Device testing will commence. First, devices will be connected to test equipment locally, with daily direct access for any updates, testing and adjustments.  Later, the same testing process will be done with devices connected to similar equipment in remote locations pre-arranged with potential customers.  Our website will go online, but will not be advertised. Several test user accounts will be created and installed devices will be assigned to those accounts in order to test the activity on the user-side of the site. Data, generated statistics and functionality will be tested. At this stage, we will be able to confirm the cost of data transfer, which will finalize our monthly pricing breakdown for potential customers. We will not be advertising in any way, until this is stage is completed. The cost of our website and testing is $16,000 as per our agreement with our supplier.

COMMENCEMENT OF MARKETING AND SALES

Month 7-12

Based on finalized data and features of the functional device and website, we will formulate our marketing strategy. Printed and electronic marketing material will be created.  Website and email advertising will commence.  Although back-end of the website will be completed before this, the marketing part of the site will be published and optimized to attract traffic of amusement and vending professionals and business owners.

We will organize direct marketing campaign aimed at our potential customers.  We anticipate that some devices will be given at no charge as test units to customers with many locations, who can be our potential clients.

We will gather statistics on projected versus actual savings to new customers, as a result of device implementation. Customers will participate in surveys as to decreased services calls, reduction in labour and travel time of their technical support staff, satisfaction, revenue loss reduction etc.  This data will be used in our marketing material. The cost of setting up this marketing campaign is estimated to be between $2,000 to $6,000.

  In summary, we should have a full working device/web service platform within 7-12 months of completing our offering.  Testing with industry professionals will continue for up to 6 months. Until we start to sell our product, we do not believe that our operations will be profitable. If we are unable to attract customers to buy our product we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

     Gennady Fedosov, our president will be devoting approximately 30% of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product, Mr. Fedosov has agreed to commit more time as required. Because Mr. Fedosov will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

     Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

   Results of operations

    From Inception on March 5, 2008 to April 30, 2010 we incorporated the company, prepared a business plan and executed Contract with EXTEK. Our loss since inception is $6,001. We have not started our proposed business operations and will not do so until we have completed this offering.

     Since inception, we sold 6,000,000 shares of common stock to our directors and sole officer for $6,000.

  Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     We issued 6,000,000 shares of common stock through a Section 4(2) offering in January 2010. This was accounted for as a sale of common stock.

     As of April 30, 2010, our total assets were $1,864 and our total liabilities were $ 1,865 ..

BUSINESS

General

We were incorporated in the State of Nevada on March 5, 2008. We are in the business of developing, manufacturing and distributing of devices for remote monitoring of amusement and vending machines. We plan to develop a website that will display our product, and will advertise our services and fees. We have not generated any revenues and the only operation we have engaged in to date is executing of a contracts with XTEK., where we engage XTEK as an independent contractor for the specific purpose of, developing a specialized Website and manufacture and supply us with GSM Devices. We maintain our statutory registered agent's office at 502 North Division Street, Carson City NV 89703. Our principal office address is located at 204 West Spear Street, Carson City, NV 89703.  Our telephone number is 775-636-6986. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and will have to cease operations due to the lack of funding.

Product

Global GSM Solutions Inc. has identified a business opportunity in the field of remote monitoring of amusement and vending devices. Unmonitored amusement devices such as arcade games, toy dispensing machines, redemption games and vending machines are located in metro and urban areas of most developed countries.  These machines are placed in remote locations, sometimes hours away from operating company’s office.  These locations vary, but may be bars, night clubs, bowling alleys, pool halls, shopping malls, arcade rooms, family entertainment centers and others.  At these locations equipment generates revenue by accepting coins, tokens or bills for either entertainment/game play or for food, drinks, cigarettes, novelty items, key chains, toys etc.

Machine malfunction is a common occurrence in the industry.  Equipment breaks down, coin and bill acceptors may malfunction and get jammed, bills stackers or coin acceptor boxes may become either full or jammed.  While the machine is out of order, revenues are lost, location staff, management and patrons are displeased (which affects operator’s reputation and leads to potential loss of contracts). Frequent service calls is the only current solution to this problem, but it costs much as salaries, gas, wear and tear of vehicles etc sometimes cost more than the revenue generated by the equipment.

By modifying currently existing GSM technology and developing customized web-based platform, we plan to provide a remote monitoring service for amusement and vending operators to oversee their equipment remotely, using a simple web browser or a mobile phone.  An operator will be able to connect Global GSM Solutions Inc. device to any amusement or vending device and know instantly if machine is out of service, needs support, needs vending products replenished, has not been operated of a number of hours, has a certain amount of money inside of it and thus either needs collection or does not need collection at this time.  The benefits both in lesser lost revenue, less work force hours, lesser transportation expenses and better reputation outweigh a small monthly fee several fold, making this an excellent investment for any operator.

   GSM Device

GSM (Global System for Mobile Communications) is the most popular standard for mobile telephony systems in the world. Our GSM Device is a hybrid of a wireless GSM modem and a proprietary electronic device capable of communicating and interpreting data coming from amusement or vending machine to the modem. The GSM device commutates to the vending/amusement machine, analyses the received data and communicates it to the GSM modem part of the device. The GSM modem, using existing wireless networks (the same networks that any cellular phone uses to transmit data), sends interpreted data in set intervals to the central server (website), where it is displayed in a form of useful information and charts (revenues, service interruptions, top earners, inventory remaining, service call alerts)

Contracts

We have executed a Product Manufacture and Supply Agreement on 25th day of February 2010, with  XTEK, an software/hardware developer, having a principal office in name Kusocinskiego 3  street 87-100 Torun, Poland.  According to the agreement, XTEK has agreed to develop a specialized Website and manufacture and supply us with GSM Devices.  Such GSM Devices will be capable to gather and transmit reading of data generated by amusement, vending and other types of devices. The website will be able to receive data from the GSM Devices , sort it, analyze it and create reports.  Website user will be able to securely log into the website and monitor the data.  User will also be able to receive pre-determined alerts via email and SMS.  XTEK will develop, and test the Website as well as manufacture and supply the Products under the terms and conditions contained in the agreement.

The main terms of the agreement are as follows:

1.  XTEK will manufacture, test, label,  ship, and sell GSM Devices to us.

2.  GSM Devices pricing will be negotiated and agreed upon by both parties once final component list for hardware is known.

3   Global GSM Solutions Inc. will pay a total of $16,000 USD for Website development at the time of completion of Website.

4.  Global GSM Solutions Inc. is to pay a non-refundable down-payment of  $3,000 USD to XTEK upon execution of the agreement. This down-payment amount may be used as initial payments for GSM Devices or other expenses pertaining to this agreement (e.g. Shipping etc).

A complete copy of the Agreement is filed as an exhibit with this registration statement.

Revenue Sources

We intend to market several service packages whereby an operator of above mentioned equipment would sign a contract and pay monthly service fees on each operating device connected via existing GSM wireless network.  Each client would have access to Global GSM Solutions Inc. services via website and receive monitoring data, location statistics and industry specific analysis along with pre-determined alerts.  Alerts would warn the operator of potential malfunction or service interruption of equipment via SMS messages or emails. Packaged services will vary in price from $30 per month for a basic package and up. We will also receive revenue from selling the GSM Device manufactured by XTEK for approximately $200 USD each.

Industry analysis

Amusement/Coin Operated industry is a well established structure of distributors, route operators, family entertainment centers, arcade rooms, carnivals and amusements parks. In North America, there are several associations such as IAAPA (International Association of Amusement Parks and Attractions), AMOA (Amusement and Music Operators Association), IALEI (International Association for the Leisure & Entertainment Industry). Internationally, there are similar associations in most developed countries. Each of these organizations has thousands of members, each being a potential customer for our platform. In addition to the “organized” part of the industry, there are many smaller operators that can be reached via industry magazine advertising and direct contact.

A medium size route operator has 100 or more locations with several pieces of equipment at each location. Larger operators have many more locations, many reaching thousands of locations. The larger the business is, the more of a logistical, technical and cash control problems it faces. Tougher economic environment pressures businesses to become more efficient and optimized.  All of the factors mean higher demand for such services as our platform.

        Marketing Our Product and Services

Initially, our director, Gennady Fedosov will be responsible for marketing of our services and product. If we sell 100% of the shares offered, we plan to hire additional sales personnel to help advertise our product.  Our initial marketing campaign will be aimed at our potential customers which will be our director’s contacts in the amusement industry.   Printed and electronic marketing material will be used in our marketing efforts.  We also plan to advertise through our website and email.  The marketing part of the site will be published and optimized to attract traffic of amusement and vending professionals and business owners. We anticipate that some devices will be given at no charge as test units to our potential customers to let them experience the benefits our product can offer first hand.

We will gather statistics on projected versus actual savings to new customers, as a result of device implementation. Customers will participate in surveys as to decreased services calls, reduction in labour and travel time of their technical support staff, satisfaction, revenue loss reduction etc.  This data will be used in our marketing material. The cost of setting up this marketing campaign is estimated to be $5,000.

Competition

Currently we do not know of any other companies that are in the business of manufacturing GSM tracking devices for amusement machines, although, there are companies that sell similar devices to vending companies. Upon starting to sell our product, we estimate our market share to be approximately 95% in GSM tracking devices for amusement machines. However, the barriers of entry are fairly low in this business and other competitors can enter the market easily and relatively without high start up costs when they see profit potential. It is likely that our competitors have a greater financial capability than us and will be able to offer greater price discounts than us which would cause us to loose revenue and even go out of business.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

    Employees; Identification of Certain Significant Employees.

    We are a development stage company and currently have no employees, other than our director and sole officer. We intend to hire additional employees on an as needed basis.

Offices

 Our business office is located at 204 West Spear Street, Carson City, NV 89703. This is the office provided by our incorporator, Corporate Services of Nevada and is included in their Corporate Services Package.  We do not pay any rent to Corporate Service of Nevada and there is no agreement to pay any rent in the future.  As of the date of this prospectus, we have not sought or selected a new office location.

   Government Regulation

      We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business.

MANAGEMENT

    Officers and Directors

    Our directors will serve until their successors are elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Gennady Fedosov	42	President, Principal Executive Officer, Secretary,
204 West Spear Street		Treasurer, Principal Financial Officer, Principal
Carson City, NV 89703		Accounting Officer and member of the Board of
		Directors

Anna Ivashenko	26	Member of the Board of Directors
204 West Spear Street
Carson City, NV 89703

Gennady Fedosov has held his offices/positions since inception of our company and Anna Ivashenko has held her position since December 28, 2009. Our directors and sole officer are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

Gennady Fedosov  has acted as our Officer and Director since our incorporation on March 5, 2008.  Prior to our inception, and currently, Gennady Fedosov has been a director for a Ukrainian company, GEO. GEO is involved in manufacturing and selling amusement machines and parts to various companies in the world located in US, Canada, Mexico, Brazil, Europe, and other countries. Gennady has been a director of GEO since 2004 and is responsible for managing the company's day to day operations.

Gennady Fedosov has not been a member of the board of directors of any other corporations during the last five years.  He intends to devote approximately 30% of his business time to our affairs.

Anna Ivashenko has acted as a member of our board of directors since December 28, 2009. Ms. Ivashenko graduated from Tashkent Institute of Architecture and Construction, Architecture Department with Bachelor’s degree in Design in July 2005. From April 2006 to May 2007 she worked as a designer-florist in a flower shop. Since June 2007 she has been self-employed and involved in design in media, advertisement and web-design. From October 2009 she works as a President of Pixel+, Inc., a Florida company providing service in media, advertisement and web-design. Ms. Ivashenko intends to devote approximately 10% of her business time to our affairs.

     During the past five years, Mr. Fedosov and Ms. Ivashenko have not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Fedosov and Ms. Ivashenko were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Fedosov's and Ms. Ivashenko’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us for the last three fiscal years ending January 31, 2010 for each or our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

Name and Principal Position	Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)	Option Awards (US$)	Non-Equity Incentive Plan Compensation (US$)	Nonqualified Deferred Compensation Earnings (US$)	All Other Compensation (US$)	Total (US$)
Gennady Fedosov President	2008	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

We have no employment agreements with any of our director and sole officer. We do not contemplate entering into any employment agreements until such time as we begin profitable operations. Mr. Fedosov will not be compensated after the offering and prior to profitable operations. There is no assurance that we will ever generate revenues from our operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR’S COMPENSATION TABLE

		Fees Earned or Paid in Cash	Stock Awards	Options Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Name	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
Gennady Fedosov	2008	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0
Anna Ivashenko	2009	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After
	Number of	Ownership	Assuming all of	the Offering
Name and Address of	Shares Before	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	the Offering	Offering	Sold	Shares are Sold
Gennady Fedosov	4,000,000	66,67%	4,000,000	44.44%
204 West Spear Street Carson City, NV 89703
Anna Ivashenko	2,000,000	33,33%	2,000,000	22.22%
204 West Spear Street Carson City, NV 89703

[1]        The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Mr. Fedosov and Ms. Ivashenko are the only "promoters" of our company.

  Future sales by existing stockholders

     A total of 6,000,000 shares of common stock were issued to our directors and sole officer, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holders are our directors and sole officer who owns 6,000,000 restricted shares of our common stock.

Rule 144 Shares

A total of 6,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. Under this Rule, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding;

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 6,000,000 shares that may be sold pursuant to Rule 144.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

- have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

- do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

- are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

 Currently no preferred shares are issued and outstanding.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholders will own approximately 66.67% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

We do not have stock transfer agent appointed at this time.

CERTAIN TRANSACTIONS

    On January 11, 2010, we issued a total of 4,000,000 shares of restricted common stock to Gennady Fedosov, our director and sole officer in consideration of $4,000. On January 12, 2010, we issued a total of 2,000,000 shares of restricted common stock to Anna Ivashenko, our director in consideration of $2,000. All these 6,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition.

     Further, Mr. Fedosov has advanced funds to us. As of April 30, 2010, Mr. Fedosov advanced us $840. Mr. Fedosov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Fedosov. Mr. Fedosov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Fedosov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Fedosov or the repayment of the funds to Mr. Fedosov. The entire transaction was oral.

LITIGATION

     We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 502 North Division Street, Carson City, NV 89703

EXPERTS

Our financial statements for the period from inception to January 31 , 2010, included in this prospectus have been audited by Silberstein Ungar, PLLC (PCAOB Registered) as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Cane Clark LLP has provided an opinion on the validity of our common stock. We have retained Cane Clark LLP solely for the purpose of providing this opinion and not in connection with any other matters.

FINANCIAL STATEMENTS

     Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by an independent PCAOB registered accounting firm.

     Our financial statements from inception to January 31, 2010, immediately follow:

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Global GSM Solutions, Inc.

Carson City, Nevada

We have audited the accompanying balance sheet of Global GSM Solutions, Inc. (the “Company”) as of January 31, 2010 and 2009 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the periods then ended and the period from March 5, 2008 (Date of Inception) through January 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global GSM Solutions, Inc. as of January 31, 2010 and 2009 and the results of its operations and its cash flows for the periods then ended and the period from March 5, 2008 (Date of Inception) through January 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

March 2, 2010

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF JANUARY 31, 2010 AND 2009

	January 31, 2010	January 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$ 6,000	$ 0

TOTAL ASSETS	$ 6,000	$ 0

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accrued expenses	$ 4,900	$ 0
Due to related party	840	840
Total Liabilities	5,740	840

Stockholders’ Equity (Deficit)
Common stock, $0.001 par value, 75,000,000 shares authorized, 6,000,000 and 0 shares issued and outstanding as of January 31, 2010 and January 31, 2009 respectively	6,000	0
Paid in capital	0	0
Deficit accumulated during the development stage	(5,740)	(840)
Total Stockholders’ Equity (Deficit)	260	(840)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 6,000	$ 0

See accompanying notes to financial statements.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED JANUARY 31, 2010 AND 2009

FOR THE PERIOD FROM MARCH 5, 2008 (INCEPTION) TO JANUARY 31, 2010

	Fiscal year ended January 31, 2010	Period from March 5, 2008 (Inception) to January 31, 2009	Period from March 5, 2008 (Inception) to January 31, 2010

REVENUES	$ 0	$ 0	$ 0

OPERATING EXPENSES
Incorporation costs	0	840	840
Professional fees	4,900	0	4,900
TOTAL OPERATING EXPENSES	4,900	840	5,740

NET LOSS BEFORE INCOME TAXES	(4,900)	(840)	(5,740)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$ (4,900)	$ (840)	$ (5,740)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.02)	N/A

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	213,699	0

See accompanying notes to financial statements.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM MARCH 5, 2008 (INCEPTION) TO JANUARY 31, 2010

	Common Stock		Additional Paid-in- Capital	Deficit accumulated During development stage	Total
	Shares	Amount
Inception, March 5, 2008
Net loss for the period from March 5, 2008 (Inception) to January 31, 2009				$ (840)	$ (840)
Balance, January 31, 2009	-	$ -	$ -	$ (840)	$ (840)
January 19, 2010
Shares issued at $0.001 per share for cash	6,000,000	6,000	-		6,000
Net loss for the fiscal year ended January 31, 2010				4,900	4,900
Balance, January 31, 2010	6,000,000	$ 6,000	$ -	$ (5,740)	$ 260

See accompanying notes to financial statements.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE PERIODS ENDED JANUARY 31, 2010 AND 2009

FOR THE PERIOD FROM MARCH 5, 2008 (INCEPTION) TO JANUARY 31, 2010

	Fiscal year ended January 31, 2010	Period from March 5, 2008 (Inception) to January 31, 2009	Period from March 5, 2008 (Inception) to January 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (4,900)	$ (840)	$ (5,740)
Changes in assets and liabilities:
Increase in accrued expenses	4,900	0	4,900
CASH FLOWS USED IN OPERATING ACTIVITIES	0	(840)	(840)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party loan	0	840	840
Proceeds from sale of common stock	6,000	0	6,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	6,000	840	6,840

NET INCREASE IN CASH	6,000	0	6,000
Cash, beginning of period	0	0	0
Cash, end of period	$ 6,000	$ 0	$ 6,000

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0	$ 0	$ 0
Income taxes paid	$ 0	$ 0	$ 0

See accompanying notes to financial statements.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Global GSM Solutions, Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on March 5, 2008.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) (ASC 915-10). Company formed to develop, manufacture, and distribute products and services to the gaming and vending industry that allows remote monitoring of amusement and vending devices. Our product is intended to improve security, productivity, and profitability of devices such as arcade games, toy dispensing machines, redemption games and vending machines.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At January 31, 2010 and 2009 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2010.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the fiscal year ended January 31, 2010 and 2009.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 nd interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010 AND 2009

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

As of January 31, 2010 and 2009, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $5,740 as of January 31, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at January 31, 2010 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.  There were no accrued expenses as of January 31, 2009.

NOTE 4 – DUE TO RELATED PARTY

An officer loaned $840 to the Company on March 5, 2008.  The amount is due on demand, non-interest bearing and unsecured.  As of January 31, 2010 and 2009, the total due was $840.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On January 19, 2010, the Company issued 6,000,000 shares of its common stock at $0.001 per share for total proceeds of $6,000.

Total shares outstanding as of January 31, 2010 and 2009 were 6,000,000 and 0, respectively.

These 6,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act and are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. Under this Rule, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding;

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010 AND 2009

NOTE 6 – INCOME TAXES

The provision for Federal income tax consists of the following:

	January 31, 2010	January 31, 2009
Refundable Federal income tax attributable to:
Current Operations	$ 1,666	$ 286
Less: valuation allowance	(1,666)	(286)
Net provision for Federal income taxes	$ 0	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	January 31, 2010	January 31, 2009
Deferred tax asset attributable to:
Net operating loss carryover	$ 1,952	$ 286
Less: valuation allowance	(1,952)	(286)
Net deferred tax asset	$ 0	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $5,740 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 7 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2010 to the date these financial statements were filed with the Securities and Exchange Commission, and has determined that it does not have any material subsequent events to disclose in these financial statements.

FINANCIAL STATEMENTS APRIL 30, 2010

Balance Sheets
Statements of Operations
Statements of Cash Flows
NOTES TO THE FINANCIAL STATEMENTS

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

(UNAUDITED)

	April 30, 2010	January 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$ 1,864	$ 6,000

TOTAL ASSETS	$ 1,864	$ 6,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current Liabilities
Accrued expenses	$ 1,025	$ 4,900
Due to related party	840	840
Total Liabilities	1,865	5,740

Stockholders’ Equity (Deficit)
Common stock, $.0001 par value, 75,000,000 shares authorized, 6,000,000 shares issued and outstanding	6,000	6,000
Paid in capital	0	0
Deficit accumulated during the development stage	(6,001)	(5,740)
Total Stockholders’ Equity (Deficit)	(1)	260

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$ 1,864	$ 6,000

See accompanying notes to financial statements.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED APRIL 30, 2010 AND 2009

FOR THE PERIOD FROM MARCH 5, 2008 (INCEPTION) TO APRIL 30, 2010

(UNAUDITED)

	Three Months ended April 30, 2010	Three Months ended April 30, 2009	Period from March 5, 2008 (Inception) to April 30, 2010

REVENUES	$ 0	$ 0	$ 0

OPERATING EXPENSES
Incorporation costs	0	0	840
Professional fees	261	0	5,161
TOTAL OPERATING EXPENSES	261	0	6,001

NET LOSS BEFORE INCOME TAXES	(261)	0	(6,001)

PROVISION FOR INCOME TAXES	0	0	0

NET LOSS	$ (261)	$ 0	$ (6,001)

NET LOSS PER SHARE: BASIC AND DILUTED	$ (0.00)	N/A

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	6,000,000	0

See accompanying notes to financial statements.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED APRIL 30, 2010 AND 2009

FOR THE PERIOD FROM MARCH 5, 2008 (INCEPTION) TO APRIL 30, 2010

(UNAUDITED)

	Three Months ended April 30, 2010	Three Months ended April 30, 2009	Period from March 5, 2008 (Inception) to April 30, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$ (261)	$ 0	$ (6,001)
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	(3,875)	0	1,025
CASH FLOWS USED IN OPERATING ACTIVITIES	(4,136)	0	(4,976)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from due to related party loan	0	0	840
Proceeds from sale of common stock	0	0	6,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	0	0	6,840

NET INCREASE (DECREASE) IN CASH	(4,136)	0	1,864
Cash, beginning of period	6,000	0	0
Cash, end of period	$ 1,864	$ 0	$ 1,864

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ 0	$ 0	$ 0
Income taxes paid	$ 0	$ 0	$ 0

See accompanying notes to financial statements.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Global GSM Solutions, Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on March 5, 2008.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) (ASC 915-10). Company formed to develop, manufacture, and distribute products and services to the gaming and vending industry that allows remote monitoring of amusement and vending devices. Our product is intended to improve security, productivity, and profitability of devices such as arcade games, toy dispensing machines, redemption games and vending machines.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At April 30, 2010 the Company's bank deposit did not exceed the insured amounts.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2010.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during three month period ended April 30, 2010.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” or ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 nd interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation

As of April 30, 2010, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $6,001 as of April 30, 2010 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at April 30, 2010 consisted of amounts owed to the Company’s outside independent auditors for services rendered for periods reported on in these financial statements.

NOTE 4 – DUE TO RELATED PARTY

An officer loaned $840 to the Company on March 5, 2008.  The amount is due on demand, non-interest bearing and unsecured.  As of April 30, 2010 , the total due was $840.

NOTE 5 – COMMON STOCK

The Company has 75,000,000 common shares authorized with a par value of $ 0.001 per share.

On January 19, 2010, the Company issued 6,000,000 shares of its common stock at $0.001 per share for total proceeds of $6,000.

Total shares outstanding as of April 30, 2010 were 6,000,000.

GLOBAL GSM SOLUTIONS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 5 – COMMON STOCK (continued)

These 6,000,000 shares of common stock are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act and are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. Under this Rule, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions. Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding;

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided , in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

NOTE 6 – INCOME TAXES

As of April 30, 2010, the Company had net operating loss carry forwards of $6,001 that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

NOTE 7 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2010 to the date these financial statements were filed with the Securities and Exchange Commission, and has determined that it does not have any material subsequent events to disclose in these financial statements.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 13.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$3.35
Printing Expenses	$71.65
Accounting Fees and Expenses	$600.00
Auditor Fees and Expenses	$3,875.00
Legal Fees and Expenses	$3,000.00
Transfer Agent Fees	$1,150.00
TOTAL	$8,700.00

     ITEM 14.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in hes capacity as such, is as follows:

1.	Article XII of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.
2.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.     RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Gennady Fedosov	January 11, 2010	4,000,000	$4,000.00
Anna Ivashenko	January 12, 2010	2,000,000	$2,000.00

     We issued the foregoing restricted shares of common stock to our directors pursuant to Section 4(2) of the Securities Act of 1933. They are sophisticated investors, are our directors, and are in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.     EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Cane Clark LLP*
10.1	Agreement dated February 25, 2010 by and between Global GSM Solutions Inc. and XTEK *
10.2	Subscription Agreement*
23.1	Silberstein Ungar, PLLC (PCAOB Registered)

*Previously filed

ITEM 17.     UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

	(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Carson City, Nevada on this 30 th day of July, 2010.

GLOBAL GSM SOLUTIONS INC.

BY:  Gennady Fedosov
        Gennady Fedosov, President, Principal Executive Officer,
        Secretary, Treasurer, Principal Financial Officer,
        Principal Accounting Officer and member of the
        Board of Directors.

BY:  Anna Ivashenko
        Member of the Board of Directors.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on this 30 th day of July, 2010

         /S/: Gennady Fedosov
        Gennady Fedosov, President, Principal Executive Officer,
        Secretary, Treasurer, Principal Financial Officer,
        Principal Accounting Officer and member of the
        Board of Directors.

         /S/: Anna Ivashenko
        Member of the Board of Directors.

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Cane Clark LLP*
10.1	Agreement dated February 25, 2010 by and between Global GSM Solutions Inc. and XTEK *
10.2	Subscription Agreement*
23.1	Silberstein Ungar, PLLC (PCAOB Registered)

 *Previously filed